                                   FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934






                            THE EXPLORATION COMPANY
            (Exact name of registrant as specified in its charter)


         500 NORTH LOOP 1604 EAST, SUITE 250, SAN ANTONIO, TEXAS 78232
                   (Address of principal executive offices)


                                (210) 496-5300
             (Registrant's telephone number, including area code)



         COLORADO                        0-9120                  84-0793089
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)






        Date of Report (Date of Earliest Event Reported): MAY 31, 1996



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective May 31, 1996, the Company entered into agreements with several foreign investors involving the exchange of 3,498,485 shares of its common stock for a twenty-five percent (25%) interest in 129,551.12 acres of oil and gas leases and $1,750,000 cash.

         Under terms of the agreements, each of the parties listed below (the "Purchasers") exchanged its individually owned five percent (5%) undivided leasehold working interest (total 25% working interest) in certain Oil and Gas Leases in the Williston Basin covering a total of 129,551.12 net acres, more or less, in the counties of Stark, Hettinger, Slope, Billings, Golden Valley and Bowman Counties of North Dakota and in Fallon, Richland and Wibaux Counties of Montana for 2,498,485 shares of the Company's common stock under Regulation S as promulgated under the Securities Act of 1933, as amended ("the Act"). None of the purchasers are US persons under the meaning of Rule 902 promulgated under the Act. Of the total acres, 59,654.54 acres has been paid in full by the Purchasers and assigned to the Company while the remaining 69,896.58 acres, more or less, are under contract to the Purchasers and are to be purchased and assigned to the Company over the next ninety days. The price of the leases was placed at $135.00 per acre which is the cash price paid by the Purchasers plus $10.00 per acre.


Lease Transaction Concluded as of May 31, 1996:

     Non-US Person                  Interest       Acres              Basis           Shares Issued
     -------------                  --------       -----              -----           -------------

Comstar BioCapital, Inc.              5%         59,654.54        $420,668.15            230,096
TransEuro Capital, Inc.               5%         59,654.54        $420,668.15            230,096
Pan Pacific Investments, Inc.         5%         59,654.54        $420,668.15            230,096
Sorbus Investments, Inc.              5%         59,654.54        $420,668.15            230,096
John L. Hales, Individually           5%         59,654.54        $420,668.15            230,096
                                      --         ---------        -----------            -------

        Totals                       25%         59,654.54      $2,103,340.75          1,150,480

Lease Transaction To Be Concluded within 90 days:

                                                                                         Shares
     Non-US Person                  Interest       Acres              Basis           To Be Issued
     -------------                  --------       -----              -----           ------------
Comstar BioCapital, Inc.              5%         69,896.58        $471,801.92            269,601
TransEuro Capital, Inc.               5%         69,896.58        $471,801.92            269,601
Pan Pacific Investments, Inc.         5%         69,896.58        $471,801.92            269,601
Sorbus Investments, Inc.              5%         69,896.58        $471,801.92            269,601
John L. Hales, Individually           5%         69,896.58        $471,801.92            269,601
                                      --         ---------        -----------            -------

        Totals                       25%         69,896.58      $2,359,009.60          1,348,005


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         Concurrently, Comstar BioCapital, Inc., for itself and its clients, agreed to purchase 600,000 shares of the Company's common stock at $1.75 per share for a total consideration of $1,050,000 cash. Additionally, Comstar BioCapital, Inc., for itself and its clients, granted the Company a put option that will require Comstar to purchase, if the Company so desires, an additional 400,000 shares of its common stock for $700,000 cash at any time up to and including October 1, 1996 provided the Company has acquired a twenty-five percent (25%) interest in not less than 100,000 net acres of the 129,551.12 net acres that the Company is acquiring for common stock.

As of May 31, 1996, the Company has acquired leases valued at $2,103,340 and anticipates receiving by June 21, 1996, $1,050,000 cash in exchange for 1,750,480 shares of its common stock thereby increasing its issued and outstanding shares total to 7,484,115 shares.

Should the remaining transactions close as contemplated, the Company will acquire additional leases valued at $2,359,010 and an additional $700,000 cash in exchange for issuing a total of 1,748,005 additional shares which would increase the issued and outstanding shares total of the Company to 9,232,120 shares.




                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 THE EXPLORATION COMPANY
                                 (Registrant)



                                                   /s/ James E. Sigmon
                                                  ---------------------
                                                   James E. Sigmon
                                                   President

Date:  June 14, 1996